SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 29, 2016
Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identfication No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.

On December 29, 2016, Dolphin Digital Media, Inc. (the “Company”) and KCF Investments, LLC, a Florida limited liability company, (“KCF”) entered into (i) a purchase agreement pursuant to which the Company purchased from KCF the remaining 25% outstanding membership interests of Dolphin Kids Club, LLC, a subsidiary of the Company, in exchange for the issuance of a common stock purchase warrant exercisable for 600,000 shares of the Company's common stock, par value $0.015 (“Common Stock”) and (ii) a debt exchange agreement pursuant to which the Company exchanged an aggregate principal amount of $6,470,990 owing under certain loan and security agreements in exchange for the issuance of a common stock purchase warrant exercisable for 1,570,000 shares of Common Stock. In connection with the agreements, the Company and KCF entered into a Common Stock Purchase Warrant “J” Agreement (the Warrant “J” Agreement”) pursuant to which the Company agreed to issue to KCF an aggregate of up to 2,170,000 shares of Common Stock (as adjusted from time to time as provided in the Warrant “J” Agreement) with an initial exercise price of $0.015 per share of Common Stock, and an expiration date of December 29, 2020 (the “Series “J” Warrant”).

On December 29, 2016, the Company and BBCF 2011, LLC (“BBCF”), an affiliate of KCF, entered into a termination agreement pursuant to which the parties agreed to terminate all of BBCF's rights to profit distributions from Dolphin Digital Studios, Inc., a subsidiary of the Company, arising under equity finance agreements dated March 14, 2011 and June 29, 2011, in exchange for the issuance of a common stock purchase warrant exercisable for 170,000 shares of Common Stock. In connection with the termination agreement, the Company and BBCF entered into a Common Stock Purchase Warrant “K” Agreement (the Warrant “K” Agreement) pursuant to which the Company agreed to issue to BBCF up to 170,000 shares of the Company's Common Stock (as adjusted from time to time as provided in the Warrant “K” Agreement) with an initial exercise price of $0.015 per share of Common Stock and an expiration date of December 29, 2020 (the “Series “K” Warrant”).

Each of the Series “J” Warrant and the Series “K” Warrant contains provisions that, until 15 days before the expiration date, the holder may not exercise the warrant on any date for any number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on such date and (ii) the number of shares of Common Stock issuable upon the exercise of the warrant, which would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock on such date. In addition, both the Series “J” Warrant and the Series “K” Warrant provide for cashless exercises.

Each of the foregoing descriptions of the Warrant “J” Agreement and the Warrant “K” Agreement is only a summary and is qualified in its entirety by reference to the full text of the Form of Common Stock Purchase Warrant which is filed as Exhibit 4.6 to this Current Report on Form 8-K and incorporated herein by reference.

The issuance by the Company of the Series “J” Warrant and the Series “K” Warrant was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder. Each of KCF and BBCF represented to the Company that each of KCF and BBCF was an “accredited investor” as defined in Rule 501(a) under the Securities Act and that each of KCF's and BBCF's shares of Common Stock were being acquired for investment purposes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.6	Form of Common Stock Purchase Warrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOLPHIN DIGITAL MEDIA, INC.

Date: January 5, 2017	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer